Exhibit 10.1

EXECUTION VERSION

AMENDMENT LETTER

To:    (1)    Talbot Holdings Ltd.
(2)    Validus Holdings, Ltd.
30 August 2012

$100,000,000 standby letter of credit facility agreement originally dated 28 November 2007 between Talbot Holdings Ltd. as borrower, Validus Holdings, Ltd. as guarantor, Lloyds TSB Bank plc and ING Bank N.V., London Branch as mandated lead arrangers, Lloyds TSB Bank plc as agent and security trustee and others as amended and restated by an amendment and restatement agreement dated 19 November 2009, as amended by an amendment agreement dated 2 August 2011, as amended and restated by an amendment and restatement agreement dated 18 November 2011, as amended by an amendment letter dated 23 November 2011 and otherwise as may be amended and restated or amended from time to time (the “Facility Agreement”)

1.	We refer to the Facility Agreement. Capitalised terms used but not defined in this letter shall have the meanings given to them in the Facility Agreement.

2.	This letter is designated a “Finance Document” as defined in the Facility Agreement.

3.
We also refer to recent discussions with you in which you have notified us of your intention to acquire the entire issued share capital of Flagstone HoldCo. In order to permit this acquisition, you have requested that the following amendments to the Facility Agreement be made:

(a)	The definitions of the following terms shall be added to Clause 1.1 of the Facility Agreement as follows in alphabetical order:

“Acquired Flagstone Indebtedness” means the Indebtedness of Flagstone or any subsidiary of Flagstone existing on the date of the consummation of the Flagstone Acquisition.

“Flagstone” means Flagstone Reinsurance Holdings (Bermuda) Limited, a Bermuda exempted company.

“Flagstone Acquisition” means the acquisition by the Guarantor of all or substantially all of the outstanding shares of common stock of Flagstone, whether pursuant to a merger, amalgamation, consolidation or other transaction, including, without limitation, pursuant to the terms of a definitive merger agreement or other business combination agreement among the Guarantor, a Wholly-Owned Subsidiary of the Guarantor, Flagstone Holdco and Flagstone which contemplates the merger of Flagstone Holdco into Flagstone followed by the merger of Flagstone into a Wholly-Owned Subsidiary of the Guarantor.

“Flagstone Holdco” means Flagstone Reinsurance Holdings, S.A., a Luxembourg société anonyme.

(b)
The definition of “Permitted Subsidiary Indebtedness” set forth in Clause 1.1 of the Facility Agreement shall be amended by (i) deleting the “.” at the end of paragraph (l) thereof and substituting “; and” in lieu thereof , (ii) deleting the “and” at the end of paragraph (k), (iii) deleting the “or (k)” immediately following the words “paragraph (a) through (h), (j)” set forth in paragraph (i) thereof and replace those words with “(k), or (m)” and (iv) adding the following new paragraphs (m) immediately following paragraph (l) thereof:

“(m) Acquired Flagstone Indebtedness and extensions, renewals and replacements of any such Indebtedness; provided that such extending, renewal or replacement Indebtedness (i) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced, (ii) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and reasonable refinancing or renewal fees, costs and expenses) and (iii) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced.”

(c)
Clause 23.13.1 of the Facility Agreement shall be amended by (i) deleting the “.” at the end of paragraph (d) thereof and substituting “; and” in lieu thereof , (ii) deleting the “and” from the end of paragraph (c) and (iii) adding the following new paragraph (e) immediately following paragraph (d) thereof:

“(e) Flagstone may merge or otherwise consolidate with or into a Wholly-Owned Subsidiary of the Guarantor (including following the merger of Flagstone Holdco and Flagstone) whether or not such Wholly-Owned Subsidiary is the entity surviving the consummation of the Flagstone Acquisition (unless such Wholly-Owned Subsidiary is the Original Borrower).”

(d)	Clause 23.13.2(b) of the Facility Agreement shall be amended by adding the following new paragraph (iv) immediately following paragraph (iii) thereof:

“(iv)     Flagstone or any of its subsidiaries of any of their respective properties or assets to Flagstone or any of its other subsidiaries;”.

(e)
Clause 23.13.2(f) of the Facility Agreement shall be amended by deleting the words “or the IPC Facilities” at the end thereof and replacing those words with “, the IPC Facilities or the Acquired Flagstone Indebtedness”.

(f)
Clause 23.14.16 of the Facility Agreement shall be amended by deleting the words “and Liens created pursuant to the IPC Facilities” at the end thereof and replacing those words with “, and Liens created pursuant to the IPC Facilities and the Acquired Flagstone Indebtedness”.

(g)	Clause 23.15.1 of the Facility Agreement shall be amended by adding the words “, Acquired Flagstone Indebtedness” immediately following the words “Indebtedness under the IPC Facilities” therein.

(h)
Clause 23.21 of the Facility Agreement shall be amended by (i) deleting the “.” at the end of paragraph (n) thereof and substituting “; and” in lieu thereof, (ii) deleting the “and” from the end of paragraph (m) and (iii) adding the following new paragraph (o) immediately following paragraph (n) thereof:

“(o) restrictions contained in the Acquired Flagstone Indebtedness.”

4.	We hereby agree that such amendments shall take effect upon the date of your countersignature to this letter.

5.	By countersigning this letter, you confirm that:

(a)	following completion of the Flagstone Acquisition, Flagstone will be a “Significant Subsidiary” for the purposes of the Facility Agreement; and

(b)
on the date of your countersignature and on the date of completion of the Flagstone Acquisition, the Representations as set out in the Facility Agreement are deemed to be made by each Obligor (in each case by reference to the facts and circumstances then existing).

6.
Nothing in this letter shall affect the rights of any Finance Party in respect of the occurrence of any Default or Event of Default which is continuing or any Default or Event of Default which arises on or after the date of this letter.

7.
Other than in respect of the amendments referred to in paragraph 3 above, this letter is sent without prejudice to any rights or remedies we may have under the Finance Documents arising out of or otherwise connected with the matters referred to therein and the provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this letter, continue in full force and effect.

8.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Please indicate your acceptance of the terms of this letter by signing, dating and returning a copy of this letter to Wholesale Loans Servicing Agency Operations, Lloyds TSB Bank plc, CityMark, 150 Fountainbridge, Edinburgh EH3 9PE, Attention Wholesale Loans Servicing Agency Operations, with a copy by email to Elizabeth Salter (Elizabeth.Salter@lloydsbanking.com) and Ian Baggott (Ian.Baggott@lloydsbanking.com) at Lloyds TSB Bank plc.

Yours faithfully

Lloyds TSB Bank plc as Agent and Lender	ING Bank N.V., London Branch as Lender
By: _/s/ Elizabeth Salter____	By: _/s/ N.J. Marchant__
Name: Elizabeth Salter	Name: N.J. Marchant
Title: Associate Director	Title: Director

By: /s/ M.E.R. Sharman
Name: M.E.R. Sharman
Title: Managing Director

We hereby acknowledge and agree to the terms set out above.

Talbot Holdings Ltd.	Validus Holdings Ltd.
By: _/s/Robert F. Kuzloski______________	By: _/s/Robert F. Kuzloski______________
Name: Robert F. Kuzloski	Name: Robert F. Kuzloski
Title: Director	Title: Executive Vice President and Chief Corporate Legal Officer

[Signature Page to Amendment Letter]